EXHIBIT NO. 99

                      FORM OF STOCK CERTIFICATE


                    Incorporated Under the Laws of
				         NEVADA

No. _______                                              Shares __________
                       Novanet International, Inc.




THIS CERTIFIES THAT  __________________ is the owner of _________________
__________ shares of __________________ each of the Capital Stock of NOVANET INTERNATIONAL, INC. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation this ______ day of _____________ AD ________.